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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 30, 2001

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                                AQUASEARCH, INC.
             (Exact name of Registrant as specified in its charter)

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         COLORADO                  33-23460-LA                33-0034535
(State or other jurisdiction of    (Commission File         (IRS Employer
 incorporation or organization)       Number)            Identification Number)

                   73-4460 QUEEN KA'AHUMANU HIGHWAY, SUITE 110
                            KAILUA-KONA, HAWAII 96740
                    (Address of principal executive offices)

                                 (808) 326-9301
              (Registrant's telephone number, including area code)


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

An involuntary petition was filed on or about October 29, 2001, under Chapter 11 of the United States Bankruptcy Code, against Registrant in United States Bankruptcy Court, District of Hawaii (case 01-04260), by five purported creditors of Registrant. On November 30, 2001, the Registrant consented to the entry of an Order for Relief and will continue to operate as a Debtor-in-Possession.

A Special Bankruptcy Committee was appointed and delegated the authority to work with the Debtor's Responsible Person and legal counsel to assist in the administration of the Debtor-in-Possession under Chapter 11 of the Bankruptcy Code. The committee members are Richard Sherman, a member of Board of Directors and Debtor's Responsible Person, Richard Propper, a representative of Chardan Ventures, lender of Debtor-in-Possession financing, and Gregory Kowal, a representative of the petitioning creditors and shareholders. The Registrant has 120 days to propose a plan of reorganization.

ITEM 5.  OTHER EVENTS

On December 1, 2001, Mark E. Huntley, Ph.D. resigned as Chairman of the Board of Directors and Chief Executive Officer of the Registrant. Dr. Huntley will continue as a member of the Board of Directors and as Chief Technical Officer of Aquasearch, Inc.


Director David Tarnas was appointed as Chairman of the Board of Directors and Mr. Harry Dougherty was appointed as Interim President and Chief Executive Officer.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AQUASEARCH, INC.

Dated:  December 14, 2001            By:  /s/ Harry Dougherty
                                     ------------------------------
                                     Harry Dougherty
                                     Interim President and
                                     Chief Executive Officer

                                     By:  /s/ Earl S. Fusato
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                                     Earl S. Fusato
                                     Chief Financial Officer


                     .